EXHIBIT 99.3

                             FREEREALTIME.COM, INC.
                                AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheet

                              As of March 31, 2001
                             (Dollars in thousands)
                                   (unaudited)

ASSETS                                                                 March 31,
                                                                         2001
                                                                       ---------

Current assets:
     Cash and cash equivalents                                         $    355
     Accounts receivable, net of allowance for
        doubtful accounts of $692                                         1,269
     Prepaid expenses and other current assets                              403
                                                                       ---------

                 Total current assets                                     2,027
                                                                       ---------

Property, plant and equipment, net                                        2,051

Other assets, net                                                           405
                                                                       ---------

                                                                       $  4,483
                                                                       =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current installments of loan payable to shareholders                   187
     Current portion of capital lease obligations                            26
     Trade accounts payable                                               5,830
     Accrued expenses                                                       405
     Deferred revenue - short term                                          445
                                                                       ---------

                 Total current liabilities                                6,893
                                                                       ---------



Capital lease obligations, net of current portion                            77

Stockholders' equity:
     Preferred stock, $0.01 par value, 5,000,000 shares authorized;
        no shares issued and outstanding                                     --
     Common stock, $0.01 par value 50,000,000 shares authorized;
        15,451,581 issued and outstanding as of
        March 31, 2001                                                   34,475
     Treasury stock, 217,739 common shares at March 31, 2001             (1,085)
     Accumulated deficit                                                (35,877)
                                                                       ---------


                 Total stockholders' equity                              (2,487)

                                                                       ---------

                                                                       $  4,483
                                                                       =========

See accompanying notes to consolidated financial statements.

                                  FREEREALTIME.COM, INC.
                                     AND SUBSIDIARIES

                     Condensed Consolidated Statements of Operations

                            Year ended March 31, 2001 and 2000
                      (Dollars in thousands, except per share data)


                                                                March 31,      March 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                              (unaudited)
Revenues                                                      $     9,127    $     7,198
Cost of revenues                                                    5,973          5,507
                                                              ------------   ------------

                 Gross profit                                       3,154          1,691

General, administrative, selling and development expenses          11,911          4,717
Amortization of goodwill                                            2,366             --
Impairment of goodwill and other assets                            17,056             --
Merger Expenses                                                       114             --
Non-cash charge - stock option grants                                 225          1,425
                                                              ------------   ------------

                 Total general, administrative, selling,
                    development, and other expenses                31,672          6,142
                                                              ------------   ------------

Operating loss                                                    (28,518)

Interest income                                                       103            (71)
Loss on sale of assets                                                (40)
                                                              ------------   ------------

                 Net loss                                     $   (28,455)   $    (4,380)
                                                              ============   ============

Basic and diluted loss per common share                       $     (2.13)   $     (0.69)
                                                              ============   ============

Common shares used in computing basic and diluted
      per share amounts                                        13,335,037      6,392,543
                                                              ============   ============

See accompanying notes to condensed consolidated financial statements.

                                    FREEREALTIME.COM, INC.
                                       AND SUBSIDIARIES

                        Condensed Consolidated Statements of Cash Flows

                         Years ended March 31, 2001 and March 31, 2000
                                    (Dollars in thousands)


                                                                         March 31,   March 31,
                                                                         ---------------------
                                                                            2001        2000
                                                                         ---------   ---------
                                                                        (unaudited)
Cash flows from operating activities:
    Net loss                                                             $(28,455)   $ (4,380)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
          Depreciation and amortization                                       669         122
          Provision for doubtful accounts                                     526         150
          Non-cash charge - stock options                                     225       1,425
          Receivables                                                        (198)     (1,116)
          Prepaid expenses and other assets                                  (138)       (881)
          Amortization of goodwill                                          2,366          --
          Impairment of goodwill and other assets                          17,056          --
          Trade accounts payable and accrued liabilities                      (69)      2,750
          Unearned revenue                                                   (719)        415
                                                                         ---------   ---------

                Net cash used in operating activities                      (8,737)     (1,515)
                                                                         ---------   ---------

Cash flows from investing activities:
    Cash paid on acquisition in excess of cash received                      (700)         --
    Capital expenditures                                                   (1,485)       (743)
                                                                         ---------   ---------

                Net cash used in investing activities                      (2,185)       (743)
                                                                         ---------   ---------

Cash flows from financing activities:
    Advances payable                                                           --        (250)
    Borrowings (Repayments) of long-term debt                                 (21)        (72)
    Repayments of short-term debt                                            (704)        (23)
    Proceeds from issuance of common stock                                 10,295       5,133
    Stock issuance costs                                                   (1,007)       (522)
    Increase (decrease) in note payable to shareholder                        213          --
                                                                         ---------   ---------

                Net cash provided by financing activities                   8,776       4,266
                                                                         ---------   ---------

                Net decrease in cash                                       (2,146)      2,008

Cash at beginning of period                                                 2,501         493
                                                                         ---------   ---------

Cash at end of period                                                    $    355    $  2,501
                                                                         =========   =========

Supplemental disclosure of cash flow information:
    Cash paid during the period for:
       Interest                                                          $     30    $     17
                                                                         =========   =========

Supplemental disclosure of noncash investing and financing activities:
       Borrowings related to the acquisition of assets                         (3)         51
                                                                         =========   =========

       Unearned compensation related to stock options                          --       1,547
                                                                         =========   =========

       Stock issued to acquire company                                     17,200          --
                                                                         =========   =========

       Stock return to extinguish notes receivable                          1,085          --
                                                                         =========   =========

       Common Stock issued to pay for stock issuance fees                      --          84
                                                                         =========   =========

See accompanying notes to condensed consolidated financial statements.

FREEREALTIME.COM, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED
MARCH  31, 2001 (UNAUDITED)


1. BUSINESS DESCRIPTION AND ORGANIZATION

FreeRealTime.com, Inc. and Subsidiaries (The "Company") is a Web-centric financial media and investment services company whose free and subscription based financial products and services are designed to provide sophisticated on-line home and office based (or "SOHO") investors with real-time actionable insight to effectively manage their investments. Our business model is based on both (i) the distribution of free investment information from which we realize revenues from advertising and marketing services, and (ii) premium, pay subscription and transaction services from which we realize revenues through recurring subscriptions and securities sales and trading.

2. BASIS OF PRESENTATION

The condensed consolidated financial statements as of March 31, 2001 and for the twelve month period ended March 31, 2001 and 2000, include, in the opinion of management, all adjustments (consisting of normal recurring adjustments and reclassifications) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2001 and for all periods presented.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. SALE OF UNREGISTERED SECURITIES (AMOUNTS ARE ACTUAL, NOT IN THOUSANDS)

In June 2000, the Company offered shares of common stock pursuant to a private placement. The price of each share was $4.50 and 40,268 shares were issued for total offering proceeds of $181,200 (less issuance costs of $5,000). The Company relied on a registration exemption under Section 5 of the 1933 Act to issue these shares without registering the underlying securities.

In August 2000, the Company offered shares of common stock pursuant to a private placement. The price of each share was $2.625 and 3,810,367 shares were issued for total offering proceeds of $10,002,000 (less expenses of $1,759,000). The Company relied on a registration exemption under the 1933 Act to issue these shares without registering the underlying securities. The Company later filed an S-1 Registration Statement for these securities on November 14, 2000.


4. ACQUISITIONS

On August 18, 2000, the Company completed its acquisition of RedChip.com, Inc., a Delaware corporation. Redchip.com, Inc. was merged with a wholly-owned subsidiary of the Company. Following the merger, Redchip.com, Inc. survived as a wholly-owned subsidiary of the Company.

Upon consummation of the merger, each outstanding share of common stock of RedChip.com, Inc. was converted into the right to receive .3935408 shares of common stock, $0.01 par value per share, of FreeRealtime.com, Inc. Approximately 4 million shares and certain cash amounts in lieu of fractional shares of Company common stock were issued upon conversion of outstanding shares of RedChip.com, Inc. common stock.

Of the total shares issued, approximately 218,000 shares were returned to the Company to extinguish certain notes receivable held by RedChip.com, Inc. from certain of its shareholders. The total consideration, as measured based on the fair value of the Company's common stock at the date the combination was entered into is summarized below:

Common stock issued                                     $ 17,200,000
Value attributed to Company stock options and
   warrants granted to retire RedChip.com, Inc.
   stock options and warrants                                252,000
 Acquisition costs - cash                                    739,000
                                                        ------------

Total consideration                                       18,191,000

Net fair value of liabilities acquired                     1,141,000
                                                        ------------
Goodwill                                                $ 19,332,000
                                                        ============


5. IMPAIRMENT LOSSES

Impairment losses of $17,056,000 were recorded as of March 31, 2001, to write-down assets primarily related to goodwill (along with certain fixed assets) recorded on the books of the Company's subsidiary RedChip.com, Inc. The Company evaluates the recoverability of goodwill at each balance sheet date. Any impairment is recorded at the date of determination.

6. CHAPTER 11 REORGANIZATION

On April 24, 2001, FreeRealTime.com, Inc and FreeRealTime.com, Inc of Canada filed an election for reorganization under Chapter 11 of the Bankruptcy Code.

7. FOREIGN CURRENCY

The financial statements of the Canadian subsidiary are measured using the local currency as the functional currency. Assets and liabilities of the Canadian subsidiary are translated using the rate of exchange at the balance sheet date. Income and expense items are translated at the average rate of exchange during each period. Translation gains and losses are nil. Foreign currency transaction gains and losses are included in income currently and were minor in both 2001 and 2000.

8. REVENUE RECOGNITION

Advertising revenues are recognized during the period the advertising is displayed. Subscription revenues are recognized on a straight-line basis over the subscription period. Co-brand, web hosting, and other revenues are recognized during the period the related advertising is displayed, at the time the real-time quotes are served, or on a straight-line basis over the related period.

9. CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

10. LONG LIVED ASSETS

Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


11. SOFTWARE DEVELOPMENT COSTS FOR INTERNAL USE SOFTWARE

Commencing on April 1, 1999, the Company began applying the provisions of AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Certain software and web-site development costs qualified for capitalization in fiscal 2001.



12. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company believes that the fair value of its financial instruments approximates their recorded historical cost due to the short term maturities of the instruments and where applicable, the similarity of stated interest rates with market rates.

13. RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 modifies the accounting for derivative and hedging activities and is effective for fiscal years beginning after June 15, 2000. Since the Company and its subsidiaries do not presently invest in derivatives or engage in hedging activities, SFAS No. 133 should not impact the Company's financial position or results of operations.

In April 1998, The American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. The Company adopted SOP 98-5 effective April 1, 1999. Based on information currently available, the Company does not expect the adoption of SOP 98-5 did not have a significant impact on the Company's financial position or results of operations.

14. INCOME TAXES

The Company has had losses since inception and therefore has not provided for income taxes.